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                                                                   EXHIBIT 10.22

                                October 17, 2002

Mercantile Bank Corporation
Mercantile Bank of West Michigan
5650 Byron Center Avenue SW
Wyoming, Michigan 49509

         Re:  Amendment to Employment Agreement dated October 18, 2001

Ladies and Gentlemen:

         This letter confirms our agreement reached today regarding the Employment Agreement dated as of October 18, 2001 by and among you and me (the "Employment Agreement"). We have agreed that Section 8.5(d) of the Employment Agreement is amended effective immediately by deleting its current text and substituting the following text in its place:

                  "(d) any term life insurance policies without any cash surrender value, or any term life insurance policies having a cash surrender value that is under $10,000 in aggregate amount, owned by the Bank or the Company and insuring the life of the Employee, to the extent they may be practically assigned or transferred to the Employee without any adverse affect on the Bank or the Company, and which upon assignment or transfer to the Employee the cash surrender value of the policy is paid by the Employee to the Bank or the Company, whichever is the owner of the policy, plus"

         I understand and agree that my execution of this letter is in part to induce you to increase my annual base salary for 2003 under the Employment Agreement, and to make the Employment Agreement more closely reflect our mutual intent.

         Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect. This letter may be executed in counterparts, and is governed by Michigan law.

                                             /s/ Michael H. Price
                                             -----------------------------------
                                                           (signature)
                                             Michael H. Price
                                             -----------------------------------
                                             (print or type Employee's name)
MERCANTILE BANK CORPORATION

By: /s/ Gerald R. Johnson, Jr.
    ----------------------------------------
    Its: Chairman & Chief Executive Officer

MERCANTILE BANK OF WEST MICHIGAN

By: /s/ Gerald R. Johnson, Jr.
    ----------------------------------------
     Its: Chairman